Exhibit 24.1

POWER OF ATTORNEY

    WHEREAS, Chevron Corporation, a Delaware corporation (the "Corporation"), contemplates filing with the United States Securities and Exchange Commission in Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, an Annual Report on Form 10-K for the year ended December 31, 2025;
    WHEREAS, the undersigned is an officer or director, or both, of the Corporation;
    NOW, THEREFORE, the undersigned hereby constitutes and appoints MARY A. FRANCIS, SIVA BARNWELL ADAMS, CHRISTOPHER A. BUTNER, CHRISTINE L. CAVALLO, KARI H. ENDRIES, and ROSE Z. PIERSON, or any of them, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Annual Report on Form 10-K (and any and all amendments thereto) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.
    IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of this 27th day of January, 2026.

/s/ Wanda M. Austin	/s/ Charles W. Moorman
Wanda M. Austin	Charles W. Moorman

/s/ John B. Frank	/s/ Dambisa F. Moyo
John B. Frank	Dambisa F. Moyo

/s/ Enrique Hernandez, Jr.	/s/ Debra Reed-Klages
Enrique Hernandez, Jr.	Debra Reed-Klages

/s/ John B. Hess	/s/ D. James Umpleby III
John B. Hess	D. James Umpleby III

/s/ Marillyn A. Hewson	/s/ Cynthia J. Warner
Marillyn A. Hewson	Cynthia J. Warner

/s/ Thomas W. Horton	/s/ Michael K. Wirth
Thomas W. Horton	Michael K. Wirth

/s/ Jon M. Huntsman Jr.
Jon M. Huntsman Jr.